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                                  EXHIBIT 23.1
                                FUTURELINK CORP.


                          o ERNST & YOUNG, LLP             o Phone: 403 290-4100
                            CHARTERED ACCOUNTANTS.           Fax:   403 290-4265
                            Ernst & Young House
                            1300, 707 - 7 Avenue SW
                            Calgary, Alberta, Canada
                            T2P 3H6



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84679) pertaining to the Stock Option Plan of FutureLink Corp. of our report dated November 16, 1999 (except for Notes 21(g) and (h) which are as at January 13, 2000) on the consolidated financial statements of Futurelink Corp. as at September 30, 1999 and December 31, 1998 and for the nine month period ended September 30, 1999 in the Form 10-QSB/A dated January 24, 2000 filed with the Securities and Exchange Commission.





                                                          /s/ Ernst & Young, LLP

Calgary, Canada
January 24, 2000                                          Chartered Accountants